FOR IMMEDIATE RELEASE

CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS RECORD 2013 ANNUAL
 AND FOURTH-QUARTER RESULTS
PROVO, Utah — March 3, 2014 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record fourth-quarter results with revenue of $1.056 billion, an 82 percent improvement over the prior-year period. Revenue was negatively impacted 4 percent by foreign currency fluctuations. Earnings per share for the quarter were $2.02, a 108 percent year-over-year improvement.

The company reported full-year 2013 revenue of $3.177 billion, a 49 percent year-over-year improvement. Annual revenue was negatively impacted 3 percent by foreign currency fluctuations. Earnings per share for the year were $5.94, a 69 percent increase over 2012.

Recently, the company reclassified a small portion of selling expenses as a product rebate. This reclassification reduced fourth-quarter and annual revenue by approximately 1.8 percent and 1.9 percent, respectively, with a corresponding reduction of selling expenses. This reclassification had no impact on operating income, net income, earnings per share or cash flow, but resulted in slightly lower revenue than the company's previous estimate. The presentation of financial data for previous periods has been similarly reclassified for comparative purposes.

"We are pleased to report solid growth for the fourth quarter and full year of 2013," said Truman Hunt, president and chief executive officer. "We achieved this growth by continuing to increase our consumer base and sales force, while also executing the limited-time offering of our ageLOC TR90 weight management and body shaping system."

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Nu Skin Enterprises, Inc.
March 3, 2014

Regional Results

Greater China. In Greater China, fourth-quarter revenue increased 248 percent to $481.6 million, compared to $138.3 million in the prior-year period. Foreign currency fluctuations had a positive impact of 6 percent on the region's revenue. The sales leader count in the region improved 232 percent, while the number of actives increased 127 percent compared to the prior year.

North Asia. Fourth-quarter revenue in North Asia was $286.3 million, compared to $246.9 million for the same period in 2012. The region's results were negatively impacted approximately 8 percent by foreign currency fluctuations. The number of sales leaders in the region was up 14 percent and the number of actives improved 17 percent.

South Asia/Pacific. Revenue in South Asia/Pacific was $99.5 million, a 57 percent increase compared to the prior year. Sales in the quarter were negatively impacted 11 percent by foreign currency fluctuations. The region's fourth-quarter sales leaders improved 60 percent while actives increased 22 percent compared to the same period in 2012.

Americas. Revenue in the Americas improved 59 percent to $126.1 million, compared to $79.1 million in the prior-year period. Foreign currency fluctuations negatively impacted sales in the region by 8 percent in the quarter. The number of sales leaders improved 30 percent while the number of actives increased 18 percent compared to the prior year.

Europe. Revenue in Europe was $62.3 million, a 21 percent improvement over the prior-year period. Results in the region were positively impacted 5 percent by foreign currency fluctuations. Sales leaders in Europe decreased 1 percent while actives improved 3 percent compared to the prior year.
Operational Performance

The company's operating margin was 17.9 percent for the quarter, compared to 15.4 percent in the prior year. Operating margin for the year was 17.4 percent, up 140 basis points compared to 2012. Gross margin during the quarter was 84.4 percent, up 80 basis points over the prior-year period. Selling expenses, as a percent of revenue, were 48.2 percent in the fourth quarter, representing a 410 basis-point increase. The increase was driven by successful product launches and a higher number of sales leaders qualifying for promotional incentives. General and administrative expenses, as a percent of revenue, were 18.3 percent, improving 580 basis points over the prior year. Other income and expenses reflected a gain of $3.4 million.

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Nu Skin Enterprises, Inc.
March 3, 2014

The company's income tax rate for the quarter was 34.8 percent compared to 35.5 percent in the prior-year period. The company's cash and short-term investment position at the end of the quarter was $547.1 million. Dividend payments during the quarter were $17.6 million, and the company repurchased $50.0 million of its outstanding shares, leaving $395 million in the company's repurchase authorization at year end.
Annual Report

In response to recent media reports in China and the ensuing investigation by Chinese regulators, the company's audit committee recently began an internal review of the company's China operations. The company is unable at this time to predict the timing and outcome of the review. Given this review and the possibility that various components of its annual report on Form 10-K could be impacted, the company's board of directors has determined that it cannot file its annual report by the March 3rd due date. The company currently expects that the audit committee will have made sufficient progress in its review to enable the company to file its annual report by the March 18th extended filing deadline.
Outlook

"We remain optimistic about the potential of our business globally," said Hunt. "Our outlook for 2014, however, has been impacted by recent events that will negatively impact revenue this year.
"As previously announced, in China we have temporarily suspended all business promotional meetings as well as applications for new sales representatives. While these voluntary steps will negatively impact revenue and profitability in China in the short term, we believe these measures will enhance the likelihood of our long-term success in this important market.
"We are encouraged by the Chinese government's continuing commitment to develop its economy. We remain fully committed to working cooperatively with the government in China to ensure our operations are in compliance with the regulation of direct selling. We are diligently preparing to resume normal business activities as soon as possible, subject to resolution of the China regulatory review.  In the meantime, we are taking steps to enhance our sales leader training processes following a period of rapid growth.

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Nu Skin Enterprises, Inc.
March 3, 2014

"In addition, we continue to plan on regional LTOs of either our ageLOC TR90 system or ageLOC Tru Face Essence Ultra in all of our geographic regions during the year, and expect a positive impact to revenue from these LTOs and subsequent product roll-outs," concluded Hunt.
"For the first quarter of 2014 we now estimate revenue growth of 20 to 24 percent, or $650 to $670 million in revenue," stated Ritch Wood, chief financial officer. "We believe all of our regions are on track to show year-over-year revenue growth in the first quarter. The decrease in projected revenue versus our first-quarter guidance provided last November is primarily a result of the recent measures we have taken in China, slightly lower than anticipated revenue increases in other markets, and an anticipated impact of about $20 million associated with the reclassification of a small percentage of selling expenses. In addition, our first-quarter revenue guidance anticipates a 4 percent negative impact from foreign currency fluctuations. Costs associated with China internal and external business reviews as well as lower than originally budgeted revenue will put pressure on our operating margin. We now project first-quarter earnings per share in the $0.90 to $0.94 range.
"We are early in the process of understanding the impact of recent events in China on our business, so it is difficult to project how reflective anticipated first quarter results will be of results for the remainder of the year. We believe we will be in a better position to provide specific updated annual guidance in conjunction with our first-quarter earnings release," concluded Wood.
The company's management will host a webcast with the investment community on March 3, 2014, at 11 a.m. EST. Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises' website, http://ir.nuskin.com. An archive of the webcast will be available at this same URL through March 14, 2014.

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Nu Skin Enterprises, Inc.
March 3, 2014

About Nu Skin Enterprises, Inc.

Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging portfolio features the new ageLOC line of products including the ageLOC® TR90™ weight management and body shaping system, ageLOC® R2 nutritional supplement, and ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol 'NUS'. More information is available at http://www.nuskin.com.
Please Note: This press release, particularly the "Outlook" section, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, strategies and new product introductions; statements of projections regarding revenue, operating margin, earnings per share, foreign currency impact and other financial items; statements of management's expectations regarding the timing and outcome of its internal review and the ability to file its annual report on Form 10-K by March 18, 2014; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•
risk that regulatory and media scrutiny and investigations in China, and any actions taken by the company or by regulators, could cause unanticipated delays or make it more difficult to forecast 2014 results, and could negatively impact the company's revenue and business in this market, including the interruption of sales activities, loss of licenses, and the imposition of fines, and any other adverse actions or events;

•
risk that the company's internal review of its China operations could take longer than expected and that other events could cause the company to be unable to file the company's annual report on Form 10-K by March 18, 2014;

•
any changes to the company's anticipated financial results for both the year and quarter ended December 31, 2013 set forth in this release, as a result of our independent registered public accounting firm completing its audit of the company's financial statements;

•	any failure of current or planned initiatives or products to generate interest among our sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risks associated with rapid growth globally, which could strain our ability to effectively manage our operations, and result in, among other things, product delays or shortages, operating mistakes and errors, inadequate customer service, inappropriate claims or promotions by our sales force, and governmental inquires and investigations, all of which could harm our revenue and ability to generate sustained growth and result in unanticipated expenses;

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Nu Skin Enterprises, Inc.
March 3, 2014

•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if we over forecast demand for a product or change our planned initiatives or launch strategies;

•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	unpredictable economic conditions and events globally;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by distributors or others;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
March 3, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Fourth Quarters Ended December 31, 2013 and 2012
(in thousands, except per share amounts)

	2013	2012
Revenue:
Greater China	$481,561	$138,322
North Asia	286,288	246,945
South Asia/Pacific	99,477	63,182
Americas	126,149	79,104
Europe	62,311	51,641
Total revenue	1,055,786	579,194

Cost of sales	164,672	95,044

Gross profit	891,114	484,150

Operating expenses:
Selling expenses	508,846	255,569
General and administrative expenses	193,673	139,679
Total operating expenses	702,519	395,248

Operating income	188,595	88,902

Other income, net	3,399	2,893
Income before provision for income taxes	191,994	91,795
Provision for income taxes	66,723	32,562

Net income	$125,271	$59,233

Net income per share:
Basic	$2.13	$1.01
Diluted	$2.02	$0.97

Weighted average common shares outstanding:
Basic	58,791	58,620
Diluted	61,881	60,893

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Nu Skin Enterprises, Inc.
March 3, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2013 and 2012
(in thousands, except per share amounts)

	2013	2012
Revenue:
Greater China	$1,363,182	$550,690
North Asia	869,400	785,302
South Asia/Pacific	378,988	328,597
Americas	370,087	285,283
Europe	195,061	182,385

Total revenue	3,176,718	2,132,257

Cost of sales	505,806	353,152

Gross profit	2,670,912	1,779,105

Operating expenses:
Selling expenses	1,476,772	932,812
General and administrative expenses	640,028	505,449
Total operating expenses	2,116,800	1,438,261

Operating income	554,112	340,844

Other income, net	2,828	4,398
Income before provision for income taxes	556,940	345,242
Provision for income taxes	192,052	123,597

Net income	$364,888	$221,645

Net income per share:
Basic	$6.23	$3.66
Diluted	$5.94	$3.52

Weighted average common shares outstanding:
Basic	58,606	60,600
Diluted	61,448	63,025

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Nu Skin Enterprises, Inc.
March 3, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2013 and 2012
(in thousands)

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$525,153	$320,025
Current investments	21,974	13,378
Accounts receivable	68,652	36,850
Inventories, net	339,669	135,874
Prepaid expenses and other	162,886	82,476
	1,118,334	588,603

Property and equipment, net	396,042	229,787
Goodwill	112,446	112,446
Other intangible assets, net	83,168	92,518
Other assets	111,072	101,453
Total assets	$1,821,062	$1,124,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,684	$47,882
Accrued expenses	626,284	233,202
Current portion of long-term debt	67,824	39,019
	776,792	320,103

Long-term debt	113,852	154,963
Other liabilities	71,799	59,129
Total liabilities	962,443	534,195

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	397,383	317,293
Treasury stock, at cost	(826,904)	(714,853)
Accumulated other comprehensive loss	(46,228)	(51,822)
Retained earnings	1,334,277	1,039,903
	858,619	590,612
Total liabilities and stockholders' equity	$1,821,062	$1,124,807

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Nu Skin Enterprises, Inc.
March 3, 2014

NU SKIN ENTERPRISES, INC. Actives/Sales Leaders Statistics
	As of December 31, 2013		As of December 31, 2012		% Increase (Decrease)
	Actives	Sales Leaders	Actives	Sales Leaders	Actives	Sales Leaders

Greater China	490,000	61,546	216,000	18,527	126.9%	232.2%
North Asia	409,000	19,816	349,000	17,395	17.2%	13.9%
South Asia/Pacific	120,000	7,992	98,000	4,988	22.4%	60.2%
Americas	193,000	8,274	164,000	6,352	17.7%	30.3%
EMEA	123,000	4,489	119,000	4,528	3.4%	(0.9%)

Total	1,335,000	102,117	946,000	51,790	41.1%	97.2%

"Actives" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders" include our independent distributors who have completed and who maintain specified sales requirements, and our sales employees and contractual sales promoters in China, who have completed certain qualification requirements.

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